UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2007

Center Financial Corporation

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-50050	52-2380548
(Commission file number)	(IRS Employer Identification No)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) As part of its management reorganization, which is effective as of April 16, 2007, the wholly-owned subsidiary of the Company, Center Bank, appointed James C. Hong, executive vice president, to the newly created position of chief operating officer. Mr. Hong, age 52, has served in the following positions of the Bank: as executive vice president and chief credit officer from June 2004 to April 2007; as senior vice president and chief lending officer from March 2002 to June 2004; and as senior vice president and manager of the International Department prior to March 2002.

Item 8.01	Other Events

Effective April 16, 2007, the Company implemented several organizational changes, newly created positions and units and new appointments to support the next phase of Center Bank’s growth. Details of the organizational changes and appointments are contained in the news release issued on April 19, 2007 by the Company which is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 News Release dated April 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: April 19, 2007
CENTER FINANCIAL CORPORATION	/s/ Jae Whan Yoo
Jae Whan Yoo
Chief Executive Officer and President